                                                                    EXHIBIT 10.2

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                                RESTATED MORTGAGE

                                       AND

                               SECURITY AGREEMENT



                               Made By And Between




                       CAP ROCK ELECTRIC COOPERATIVE, INC.
                                    Mortgagor


                                       and



                            NATIONAL RURAL UTILITIES
                         COOPERATIVE FINANCE CORPORATION
                                    Mortgagee




                         Dated as of September 21, 1988




THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY AND SECURES FUTURE ADVANCES MADE BY THE MORTGAGEE TO THE MORTGAGOR AND FUTURE OBLIGATIONS OF THE MORTGAGOR TO THE MORTGAGEE.







================================================================================
CFC Electric Mortgage for Non-REA Borrowers


CFC Form C48 Mortgage
Class A Member - Distribution, Non-REA Borrower
Rev. 9/91

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                                TABLE OF CONTENTS

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                                                                           Page
                                ARTICLE I

SECTION 1.01 Definitions                                                     2

SECTION 1.02 Construction                                                    6

                                   ARTICLE II
                                    SECURITY

SECTION 2.01 Granting Clause                                                 6

                                   ARTICLE III
                                ADDITIONAL NOTES

SECTION 3.01 Additional Notes                                                9

                                   ARTICLE IV
                      PARTICULAR COVENANTS OF THE MORTGAGOR

SECTION 4.01 Authority to Execute and Deliver Notes and Mortgages;
                All Action Taken; Enforceable Obligations                    9

SECTION 4.02 Authority to Mortgage Property; No Liens; Exception
                for Permitted Encumbrances; Mortgagor to Defend
             Title and Remove Liens                                         10

SECTION 4.03 No Encumbrances on Property                                    10

SECTION 4.04 Additional Permitted Debt                                      10

SECTION 4.05 Payment of Notes                                               11

SECTION 4.06 Preservation of Corporate Existence and Franchises;
                Compliance with Laws; Limitations on Mergers and
             Transfers of Capital Assets                                    11

SECTION 4.07 Maintenance of Mortgaged Property                              12

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                          TABLE OF CONTENTS, Continued

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SECTION 4.08 Insurance; Restoration of Damaged Mortgaged
                Property                                                    13

SECTION 4.09 Mortgagee Right to Expend Money to Protect
                Mortgaged Property                                          14

SECTION 4.10 Limitations on: System Extensions and Additions;
                Operations and Maintenance Contracts; Power
             Purchase Contracts; Power Sales Contracts                      14

SECTION 4.11 Financial Books; Financial Reports; Mortgagee Right
                of Inspection                                               15

SECTION 4.12 Further Assurances to Confirm Security of
                Mortgage                                                    15

SECTION 4.13 Time Extensions for Payment of Notes                           15

SECTION 4.14 Achievement of Times Interest Earned Ratio and
                Debt Service Coverage; Design of Rates                      16

SECTION 4.15 Limitation on Dividends, Patronage Refunds and Other
                Cash Distributions                                          16

SECTION 4.16 Application of Proceeds from Condemnation                      16

SECTION 4.17 Compliance with Loan Agreements; Notice of Amendments to, and Defaults under, Loan Agreements and Certain
                Other Agreements; Terms of Mortgage to Govern               17

SECTION 4.18 Notice of Change in Place of Business                          17

SECTION 4.19 Rights of Way, etc., Necessary in Business                     17

SECTION 4.20 Limitations on Loans, Investments and Other
                Obligations                                                 17


                          TABLE OF CONTENTS, Continued

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                                    ARTICLE V
                    REMEDIES OF THE MORTGAGEE AND NOTEHOLDERS

SECTION 5.01 Events of Default                                              18

SECTION 5.02 Acceleration of Maturity; Recision and Amendment               18

SECTION 5.03 Remedies of Mortgagee and Noteholders                          19

SECTION 5.04 Application of Proceeds from Remedial Actions                  21

SECTION 5.05 Remedies Cumulative; No Election                               21

SECTION 5.06 Waiver of Appraisement Rights                                  21

SECTION 5.07 Notice of Default                                              21

                                   ARTICLE VI
                  POSSESSION UNTIL DEFAULT - DEFEASANCE CLAUSE

SECTION 6.01 Possession Until Default                                       22

SECTION 6.02 Defeasance                                                     22

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.01 Property Deemed Real Property                                  22

SECTION 7.02 Mortgage to Bind and Benefit Successors and Assigns            22

SECTION 7.03 Headings                                                       23

SECTION 7.04 Notices                                                        23

SECTION 7.05 Severability                                                   23

SECTION 7.06 Mortgage Deemed Security Agreement                             23

SECTION 7.07 Indemnification by Mortgagor of Mortgagee                      24

APPENDIX A

APPENDIX B

         THIS RESTATED MORTGAGE AND SECURITY AGREEMENT, dated as of September 21, 1988 (hereinafter sometimes called this "Mortgage") is made by and between CAP ROCK ELECTRIC COOPERATIVE, INC. (hereinafter called the "Mortgagor"), a corporation existing under the laws of the State of Texas, (herein after called the "State") and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (hereinafter called "CFC" or the "Mortgagee"), a corporation existing under the laws of the District of Columbia.

                                    RECITALS

         WHEREAS, the Mortgagor and CFC are parties to that certain Supplemental Mortgage and Security Agreement dated as of May 15, 1973, as supplemented (the "Original Mortgage" identified in Appendix "A" of this Mortgage), originally entered into between the Mortgagor and the United States of America acting by and through the Administrator of the Rural Electrification Administration (hereinafter the "REA") and CFC; and

         WHEREAS, the Mortgagor has prepaid all of its outstanding indebtedness to the REA secured by the Original Mortgage and the REA has released of record all of its Liens under the Original Mortgage; and

         WHEREAS, pursuant to the terms of the Original Mortgage, CFC has succeeded to all of the rights and obligations of the REA under the Original Mortgage; and

         WHEREAS, the parties agree that in order to achieve certain of the Mortgagor's purposes in prepaying its obligations to the REA including the ability to have greater flexibility in its operations and financing, this Restated Mortgage and Security Agreement restates and consolidates the Original Mortgage while preserving the priority of CFC's Liens under the Original Mortgage securing the payment of the Mortgagor's outstanding secured indebtedness to CFC, which indebtedness is described more particularly in Appendix "A"; and

         WHEREAS, the Mortgagor and CFC are authorized to enter into this Mortgage;

         NOW, THEREFORE, this Mortgage

                              W I T N E S S E T H:

         That the parties hereto, in consideration of the mutual covenants contained herein, do agree as follows

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. DEFINITIONS In addition to the terms elsewhere defined in this Mortgage, the terms defined in this Article I shall have the meanings herein specified and/or under the applicable Uniform Commercial Code, unless the context clearly requires otherwise. The terms defined herein include the plural as well as the singular and the singular as well as the plural.

         ACCOUNT NUMBER of the Uniform System of Accounts shall mean such Account Number included in the Uniform System of Accounts.

         ADDITIONAL NOTES shall mean any Notes issued by the Mortgagor to CFC or any other lender pursuant to Article III of this Mortgage including any refunding, rearrangement, renewal, or substitute Notes which may from time to time be executed and delivered by the Mortgagor pursuant to the terms of
Article III.

         CFC is defined in the recitals to this Mortgage.

         CFC NOTES shall mean the Original CFC Notes and any Additional Notes issued by the Mortgagor to CFC.

         DEBT SERVICE COVERAGE RATIO ("DSC") shall mean the ratio determined as follows: for each Calendar Year add (i) Patronage Capital or Margins of the Mortgagor, (ii) Interest Expense (as computed in accordance with the principles set forth in the definition of Times Interest Earned Ratio herein) of the Mortgagor and (iii) Depreciation and Amortization Expense of the Mortgagor, and divide the total so obtained by an amount equal to the sum of all payments of principal and interest required to be made on account of Total Long-Term Debt during such Calendar Year; PROVIDED, HOWEVER, that in the event that any Long-Term Debt (being any amount included in Total Long-Term Debt computed as provided above) has been refinanced during such year the payments of principal and interest required to be made during such year on account of such Long-Term Debt shall be based (in lieu of actual payments required to be made on such refinanced Debt) upon the larger of (i) an annualization of the payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding or (ii) the payment of principal and interest required to be made during the following year on account of such refinancing debt.

         DEPRECIATION AND AMORTIZATION EXPENSE shall mean an amount constituting the depreciation and amortization of the Mortgagor as computed for purposes of Line A.12 of Form 7.

         DISTRIBUTIONS shall have the meaning specified in Section 4.16 hereof.

         EQUITIES AND MARGINS shall mean Equities and Margins as such terms are defined in the Uniform System of Accounts.

         EQUITY shall mean the aggregate of Equities and Margins.

         EVENTS OF DEFAULT shall have the meaning specified in Section 5.01 hereof.

         EXCEPTED PROPERTY shall have the meaning specified in Section 2.01.

         FISCAL YEAR shall mean the fiscal year of the Mortgagor.

         FORM 7 shall mean the 10-86 revision of REA Form 7; or the corresponding form prescribed at the time by REA, or, if no such form is applicable to the accounts of the Mortgagor, such reference shall apply to the corresponding information otherwise determined in a comparable manner.

         INTEREST EXPENSE shall mean an amount constituting the interest expense of the Mortgagor as computed for purposes of Line A.15 of REA Form 7.

         LIEN shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of set off, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

         LOAN AGREEMENTS shall mean any loan agreement executed by and between the Mortgagor and CFC in connection with the execution and delivery of any Additional Notes and any loan agreement between the Mortgagor and any other Noteholder hereunder.

         LONG-TERM DEBT shall mean any amount included in Total Long-Term Debt pursuant to the Uniform System of Accounts.

         LONG-TERM LEASES shall mean leases having unexpired terms (taking into account terms of renewal at the option of the lessor, whether or not such leases have theretofore been renewed) of more than 12 months.

         MAXIMUM DEBT LIMIT, if any, shall mean the amount more particularly described in Appendix "A" hereto.

         MORTGAGED PROPERTY shall have the meaning specified in Section 2.01 hereof.

         MORTGAGEE shall mean CFC, its successor and assigns and any other Note-holder.

         NOTE OR NOTES shall mean one or more of the CFC Notes, and any other Notes which pursuant to Article III may, from time to time, be secured under this Mortgage.

         NOTEHOLDER OR NOTEHOLDERS shall mean one or more of the holders of Notes secured by this Mortgage.

         ORIGINAL CFC NOTES shall mean the Notes evidencing outstanding indebtedness of the Mortgagor to CFC on the date of this Mortgage, listed on Appendix "A" hereto.

         OUTSTANDING shall mean all Notes heretofore issued as of the date of determination except Notes the principal and interest on which have been fully paid and which have been canceled by the Noteholder or Notes the payment for which has been provided for pursuant to Section 6.02.

         PATRONAGE CAPITAL OR MARGINS shall mean the amount of net patronage capital or margins of the Mortgagor as computed for purposes of Line A.27 of Form 7 minus the amount which is the sum of Lines A.24 and A.25 of Form 7 plus the total of cash received from patronage capital retirements.

         PERMITTED DEBT shall have the meaning specified in Section 4.04.

         PERMITTED ENCUMBRANCES shall mean: (i) any Liens for taxes, assessments or governmental charges for the current year and taxes, assessments or governmental charges not due and delinquent; (ii) Liens for workmen's compensation awards and similar obligations not then delinquent;
(iii) mechanics', laborers', materialmen's and similar Liens not then delinquent, and any such Liens, whether or not delinquent, whose validity is at the time being contested in good faith; (iv) Liens and charges incidental to construction or current operation which have not been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel to the Mortgagor are insignificant in amount; (v) Liens, securing obligations not assumed by the Mortgagor and on account of which it does not pay and does not expect to pay interest, existing upon real estate (or rights in or relating to real estate) over or in respect of which the Mortgagor has a right-of-way or other easement for substation, transmission, distribution or other right-of-way purposes; (vi) any right which the United States of America or any state or municipality or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of, or order the sale of, any property of the Mortgagor upon payment of reasonable compensation therefor, or upon reasonable compensation or conditions to terminate any franchise, license or other rights before the expiration date hereof or to regulate the property and business of the Mortgagor; (vii) attachment of judgment Liens covered by insurance, or upon appeal and covered by bond; (viii) deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security; (ix) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, public or statutory obligations; (x) surety or appeal bonds, and other deposits or pledges for purposes of like general nature in the ordinary course of business; (xi) easements or reservations in respect to any property for the purpose of transmission and distribution lines and rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel to the Mortgagor is such as to interfere with the proper operation of the property affected thereby; (xii) the burdens of any law or governmental organization or permit requiring the Mortgagor to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public land or any river, stream or other waters or relating to environmental matters; (xiii) any Lien or encumbrance for the discharge of which moneys have been deposited in trust with a proper depository to apply such moneys to the discharge of such Lien or encumbrances; (xiv) any exceptions, reservations and other matters referred to in the description of the Mortgaged Property on the date hereof and, with respect to any property which the Mortgagor may hereafter acquire, any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments under which the Mortgagor shall hereafter acquire the same, none of which in the opinion of counsel to the Mortgagor materially adversely affects or will affect the property to which the same relates or the operation thereof by the Mortgagor; (xv) any Lien reserved as security for rent or compliance with other provisions of the lease in case of any leasehold estate made, or existing on property acquired, in the ordinary course of business or in connection with Restricted Rentals permitted by Section 4.04; and (xvi) purchase money mortgages permitted by Section 4.04.

         REA is defined in the recitals to this Mortgage.

         RESTRICTED RENTALS shall mean all rentals required to be paid under finance leases and charged to income, exclusive of any amounts paid under any such lease (whether or not designated therein as rental or additional rental) for maintenance or repairs, insurance, taxes, assessments, water rates or similar charges. For the purpose of this definition the term "finance lease" shall mean any lease having a rental term (including the term for which such lease may be renewed or extended at the option of the lessee) in excess of 3 years and covering property having an initial cost in excess of $250,000 other than automobiles, trucks, trailers, other vehicles (including without limitation aircraft and ships), office, garage and warehouse space and office equipment (including without limitation computers).

         SECURITY INTEREST shall mean any assignment, transfer, mortgage, hypothecation or pledge.

         SUBORDINATED INDEBTEDNESS shall mean indebtedness of the Mortgagor, payment of which shall be subordinated to the prior payment of the Notes by subordination agreement in form and substance satisfactory to the Mortgagee which approval will not be unreasonably withheld.

         TIMES INTEREST EARNED RATIO ("TIER") shall mean the ratio determined as follows: for each Calendar Year: add (i) Patronage Capital or Margins of the Mortgagor (ii) Interest Expense on Total Long-Term Debt of the Mortgagor and (iii) taxes paid, if any, based upon income during the year and divide the total so obtained by Interest Expense of the Mortgagor, PROVIDED, HOWEVER, that in computing Interest Expense, there shall be added, to the extent not otherwise included, an amount equal to 33-1/3% of the excess of Restricted Rentals paid by the Mortgagor over 2% of the Mortgagor's Equities and Margins.

         TOTAL LONG-TERM DEBT shall mean an amount constituting the long-term debt of the Mortgagor as computed for purposes of Line C.35 of the Form 7.

         TOTAL UTILITY PLANT shall mean the amount constituting the total utility plant of the Mortgagor computed in accordance with the Uniform System of Accounts.

         UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code of any state.

         UNIFORM SYSTEM OF ACCOUNTS shall mean the Uniform System of Accounts prescribed by the REA for electric borrowers, or if the Mortgagor is not required to maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in a manner in accordance with generally accepted accounting principles applicable to electric utilities or electric cooperatives and acceptable to the Mortgagee.

         SECTION 1.02. CONSTRUCTION

                  a. Accounting terms not referred to above are used in this Mortgage in accordance with the meanings given them in the Uniform System of Accounts or, failing provision therefor in said System, the meanings given them by generally accepted accounting practices.

         b. Any reference herein to "directors" or "board of directors" shall be deemed to mean "trustees" or "board of trustees," as the case may be.

         c. Except as set forth in Article V, whenever this Mortgage requires the consent or approval of the Mortgagee, if there is more than one Mortgagee, such consent or approval may be given by CFC so long as CFC is lender of a majority of the unpaid principal balance of the Notes outstanding and otherwise by each Noteholder which is a lender of at least 10% of the aggregate unpaid principal balance of the Notes outstanding.

                                   ARTICLE II

                                    SECURITY

         SECTION 2.01. GRANTING CLAUSE. In order to secure the payment of the principal of and interest on the Notes, and the performance of the covenants therein and herein contained and to declare the terms and conditions on which the Notes are secured, and in consideration of the premises, the Mortgagor by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Mortgagee and any the other Noteholders, all property, rights, privileges and franchises of the Mortgagor of every kind and description, real, personal or mixed, tangible and intangible, whether now owned or hereafter acquired by the Mortgagor, wherever located and grants a security interest therein for the purposes herein expressed, except any Excepted Property (as hereinafter defined) hereinafter expressly excepted from the Lien hereof, and including all and singular the following (hereinafter sometimes called the "Mortgaged Property"):

                              GRANTING CLAUSE FIRST

         All right, title and interest of the Mortgagor in and to all the real and personal property, rights, privileges, permits, licenses and franchises particularly described in Appendix "B," attached hereto and incorporated herein, are hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.

                             GRANTING CLAUSE SECOND

         All right, title and interest of the Mortgagor in and to all other property, real, personal or mixed (other than Excepted Property), of every kind and description and wheresoever situated, now owned or which may be hereafter acquired by the Mortgagor, it being the intention hereof that all property, rights, privileges, permits, licenses and franchises now owned by the Mortgagor or acquired by the Mortgagor after the date hereof (other than Excepted Property) shall be as fully embraced within and subjected to the Lien hereof as if such property were specifically described herein.

                              GRANTING CLAUSE THIRD

         Also any Excepted Property, except for any property described in paragraph (9) of the description of Excepted Property, that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the Lien hereof by the Mortgagor or by anyone in its behalf; and the Mortgagee and the other Noteholders are hereby authorized to receive the same at any time as additional security hereunder. Such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to any reservations, limitations or conditions which shall be set forth in a written instrument executed by the Mortgagor respecting the use and disposition of such property or the proceeds thereof.

                             GRANTING CLAUSE FOURTH

         Together with (subject to the rights of the Mortgagor set forth in Section 6.01) all the rents, issues, profits, revenues and other income (including the proceeds of insurance and condemnation) of the Mortgaged Property and all the estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same and every part thereof.

                                EXCEPTED PROPERTY

         There is, however, expressly excepted and excluded from the Lien and operation of this Mortgage the following described property of the Mortgagor, now owned or hereafter acquired (herein sometimes referred to as the "Excepted Property"):

                  (1) all automobiles, trucks, trailers, tractors or other vehicles (including, without limitation, aircraft or ships, if any) owned or used by the Mortgagor;

                  (2) all cash on hand or in banks, bills, notes and accounts receivable; patents, chooses in action and judgments; shares of stock, bonds, notes and other securities (other than those referred to in clause (9) below); contract and operating agreements, except those accounts receivable, contract rights and agreements, if any, specifically described in Appendix "A" to this Mortgage;

                  (3) all goods, wares, materials, merchandise and supplies acquired for purpose of sale in the ordinary course of business;

                  (4) fuel, fissionable and other materials and supplies, and other personal property which are consumable (other than by ordinary wear and tear) in their use in the operation of the business;

                  (5) all office furniture, equipment, supplies and leaseholds for office use;

                  (6) all coal, oil, gas, ore, gravel or other minerals on, in or under the Mortgaged Property of the Mortgagor;

                  (7) all electric energy, gas, steam, water and other products generated, produced or purchased;

                  (8) any leasehold interests, permits, licenses, franchises and other rights which cannot be assigned, mortgaged or granted without the consent of other parties;

                  (9) stock, membership or capital term certificates issued by any Noteholder; and

                  (10) any other property which has heretofore been released in accordance with the terms of this Mortgage or which is not useful to the Mortgagor in the business of generating, manufacturing, storing, transmitting, distributing, utilizing, purchasing, or disposing of electricity for heat, light, power, refrigeration or other uses.

         TO HAVE AND TO HOLD all and singular, the Mortgaged Property unto the Mortgagee and any other Noteholders from time to time and their respective assigns forever, to secure equally and ratably the payment of the principal of and interest on the Notes secured hereby, and to secure the due performance of the covenants, agreements and provisions herein and contained in the Loan Agreements.

         SUBJECT, HOWEVER, to the Permitted Encumbrances, upon condition that, until the occurrence of an Event of Default, the Mortgagor shall be permitted to possess and use the Mortgaged Property, and to receive and use the rents, issues, profits, revenues and other income of the Mortgaged Property.

                                   ARTICLE III

                                ADDITIONAL NOTES

         SECTION 3.01. ADDITIONAL NOTES: Without the prior consent of the Mortgagee or any other Noteholder, the Mortgagor may issue Additional Notes to CFC or to another lender or lenders for the purpose of acquiring or constructing new or replacement assets which Notes will thereupon be secured equally and ratably with the Original CFC Notes if the following requirements are satisfied:

                  (1) As evidenced by a certificate of an independent accountant delivered to the Noteholders, the Mortgagor shall have achieved, for each of the two Calendar Years preceding, or any two consecutive 12 month periods ending within 180 days preceding the issuance of such Notes, a TIER of not less than 1.5 and a DSC of not less than 1.25; and

                  (2) No Event of Default or any event which with the giving of notice or lapse of time or both has occurred and is continuing hereunder.

         The Mortgagor shall also have the right without the consent of the Mortgagee or any Noteholder, so long as an Event of Default or any event which with the giving of notice or lapse of time or both, has not occurred and is continuing hereunder, to issue Additional Notes for the purpose of refunding or defeasing any Notes so long as the total amount of outstanding indebtedness evidenced by such Notes is not thereby increased by more than 5%.

                                   ARTICLE IV

                      PARTICULAR COVENANTS OF THE MORTGAGOR

         The Mortgagor covenants with the Mortgagee and any Noteholder from time to time, as follows:

         SECTION 4.01. AUTHORITY TO EXECUTE AND DELIVER NOTES AND MORTGAGES:
ALL ACTION TAKEN: ENFORCEABLE OBLIGATIONS: The Mortgagor is duly authorized under its articles of incorporation and bylaws and all applicable laws and by corporate action to execute and deliver the Notes and any Additional Notes and this Mortgage; and the Notes and this Mortgage are, and any Additional Notes when executed and delivered will be, the valid and enforceable obligations of the Mortgagor in accordance with their respective terms.

         SECTION 4.02. AUTHORITY TO MORTGAGE PROPERTY: NO LIENS: EXCEPTION FOR PERMITTED ENCUMBRANCES: MORTGAGOR TO DEFEND TITLE AND REMOVE LIENS: The Mortgagor warrants that it has good right and lawful authority to mortgage the Mortgaged Property for the purposes herein expressed, and that the Mortgaged Property is free and clear of any Lien, affecting the title thereto, except the lien of this Mortgage and Permitted Encumbrances. Except as to Permitted Encumbrances, the Mortgagor will, so long as any of the Notes shall be outstanding, maintain and preserve the lien of this Mortgage superior to all other Liens affecting the Mortgaged Property and will forever warrant and defend the title to the Mortgaged Property against any and all claims and demands. Except as to Permitted Encumbrances, the Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such Lien or charge might exist or could be created and any and all lawful taxes, rates, levies, assessments, Liens, claims or other charges imposed upon or accruing upon any of the Mortgagor's property (whether taxed to the Mortgagor or to any Noteholder), or the franchises, earnings or business of the Mortgagor, as and when the same shall become due and payable; and when called upon so to do the Mortgagor will furnish to the Mortgagee or to any Noteholder adequate proof of such payment or discharge; PROVIDED, HOWEVER, that this provision shall not be deemed to require the payment or discharge of any tax, rate, levy, assessment or other governmental charge while the Mortgagor is contesting the validity thereof by appropriate proceedings in good faith and so long as it shall have set aside on its books adequate reserves with respect thereto.

         SECTION 4.03. NO ENCUMBRANCES ON PROPERTY: Except to secure loans made by the Mortgagor to the Mortgagee or any other Noteholder, the Mortgagor will not, without the consent in writing of the Mortgagee, create or incur or suffer or permit to be created or incurred or to exist any Lien, charge, assignment, pledge, mortgage on any of the Mortgaged Property prior to or on a parity with the Lien of this Mortgage except for the Permitted Encumbrances. Subject to the provisions of Section 4.04, or unless approved by the Mortgagee, the Mortgagor will purchase all materials, equipment and replacements to be incorporated in or used in connection with the Mortgaged Property outright and not subject to any conditional sales agreement, chattel mortgage, bailment, lease or other agreement reserving to the seller any right, title or Lien.

         SECTION 4.04. ADDITIONAL PERMITTED DEBT: Except as permitted by
Section 4.20, the Mortgagor shall not incur, assume, guarantee or otherwise become liable in respect of any debt other than the following (the "Permitted Debt"):

                  (1) Additional Notes;

                  (2) Purchase money indebtedness in non-electric utility property, in an amount not exceeding 10% of Total Utility Plant or 50% of Equity, whichever is greater;

                  (3) Subordinated Indebtedness;

                  (4) Restricted Rentals in an amount not to exceed 5% of Equity during any 12 consecutive calendar month period;

                  (5) Unsecured current debt and lease obligations incurred in the ordinary course of business including accounts payable for goods and services; and

                  (6) Debt represented by dividends declared but not paid.

         SECTION 4.05. PAYMENT OF NOTES: The Mortgagor will duly and punctually pay the principal of and interest on the Notes at the dates and places and in the manner provided therein, and all other sums becoming due hereunder.

         SECTION 4.06. PRESERVATION OF CORPORATE EXISTENCE AND FRANCHISES:
COMPLIANCE WITH LAWS: LIMITATIONS ON MERGERS AND TRANSFERS OF CAPITAL ASSETS:

         (a) The Mortgagor will, so long as any of the Notes are outstanding, take or cause to be taken all such action as from time to time may be necessary to preserve its corporate existence and to preserve and renew all franchises, rights of way, easements, permits, and licenses not or hereafter to be granted or upon it conferred, and will comply with all valid laws, ordinances, regulations, and requirements applicable to it or its property.

         (b) The Mortgagor will not consolidate with or merge or sell all or substantially all of the business or assets of the Mortgagor unless such consolidation, merger or sale of all or substantially all of the assets of the Mortgagor is either approved by the Mortgagee or the successor corporation assumes the due and punctual payments of the Notes and the due and punctual performance of the covenants contained in this Mortgage. In the event of any consolidation or merger or sale or all or substantially all of the assets of the Mortgagor, and provided a supplement to this Mortgage is executed specifying that no Additional Notes may be issued hereunder and that no further advances may be made on any outstanding Notes, the Lien of this Mortgage shall not extend to property of the successor entity or any property thereafter acquired by the successor entity subsequent to such merger except for property then subject to the Lien of this Mortgage and extensions, improvements, substitutions and alterations to, upon, or of such property.

         (c) The Mortgagor will not sell, lease or transfer (or make any agreement therefor) any capital asset, unless the fair market value of such asset is less than $50,000 and the aggregate value of assets so sold, leased or transferred in any 12-month period is less than $200,000 and the proceeds of such sale, lease or transfer, less ordinary and reasonable expenses incident to such transaction, are immediately (i) applied as a prepayment of the Notes, to such installments thereof as may be designated by the Noteholder at the time of any such prepayment, (ii) in the case of dispositions of equipment, materials or scrap, applied to the purchase of other property useful in the Mortgagor's business, not necessarily of the same kind as the property disposed of, which shall forthwith become subject to the Lien of the Mortgage, (iii) set aside as a deposit in the construction fund contemplated by Account Number 132.1 of the Uniform System of Accounts, or (iv) applied to the acquisition or construction of other property or in reimbursement of the cost of such property; PROVIDED, HOWEVER, if no Event of Default (and no event which with notice or lapse of time and notice would become an Event of Default) shall have occurred and be continuing, the Mortgagee approves sales, leases or transfers by the Mortgagor of any capital asset in exchange for fair market value consideration to the Mortgagor in respect of such sale, lease or transfer if the value of such capital asset is less than 5% of Total Utility Plant and the aggregate value of capital assets sold, leased or transferred in any 12-month period is less than 10% of Total Utility Plant.

         SECTION 4.07. MAINTENANCE OF MORTGAGED PROPERTY: (a) So long as the Mortgagor holds title to the Mortgaged Property, the Mortgagor will at all times maintain and preserve the Mortgaged Property and each and every part and parcel thereof in good repair, working order and condition, ordinary wear and tear and Acts of God excepted, and in compliance with all applicable laws, regulations and orders, and will from time to time make all needed and proper repairs, renewals, and replacements, and useful and proper alterations, additions, betterments and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operating condition and use all reasonable diligence to furnish the consumers served by it through the Mortgaged Property, or any part thereof, with an adequate supply of electric energy and other services furnished by the Mortgagor. if any substantial part of the Mortgaged Property is leased by the Mortgagor to any other party, the lease agreement between the Mortgagor and the lessee shall obligate the lessee to comply with the provisions of subsections (a) and (b) of this Section in respect of the leased facilities and to permit the Mortgagor to operate the leased facilities in the event of any failure by the lessee to so comply.

         (b) The Mortgagor will cause the sum (the "Sum") of the amount used during each period of three consecutive calendar years during the term of this Mortgage for maintenance, renewals and replacements of the Mortgaged Property, to be at least equal to 10% of the result (the "Result") obtained subtracting the power cost of the Mortgagor for such three-year period from the gross operating revenues of the Mortgagor for such three-year period. The Mortgagor will, within five months after the close of the third complete calendar year, and within five months after the end of each three-year period following said year, furnish to the Mortgagee a certificate from the general manager or other officer of the Mortgagor in form and substance satisfactory to the Mortgagee certifying compliance with this Section.

         (c) The Mortgagor further agrees upon reasonable written request of the Mortgagee, which request shall be made no more frequently than once every three years, to supply promptly to the Mortgagee an initial certification (hereinafter called the "Initial Certification"), in form satisfactory to the Mortgagee, prepared by an independent professional engineer, who shall be satisfactory to the Mortgagee, as to the condition of the Mortgaged Property. If in the sole judgment of the Mortgagee such Initial Certification discloses the need for improvements to the condition of the Mortgaged Property or the utility operations of the Mortgagor, the Mortgagee may send to the Mortgagor a written report of such improvements and the Mortgagor will upon receipt of such written report promptly undertake to accomplish such of these improvements as are required by the Mortgagee. One year after receipt of such written report, the Mortgagor shall submit a second certification (hereinafter called the "Second Certification"), in form satisfactory to the Mortgagee, prepared by an independent professional engineer, who shall be satisfactory to the Mortgagee, as to the condition of the Mortgaged Property and the utility operations of the Mortgagor. If in the sole judgment of the Mortgagee such Second Certification discloses inadequacies in the condition of the Mortgaged Property or the utility operations of the Mortgagor, the Mortgagee may send to the Mortgagor written notice of these inadequacies, and the Mortgagor shall cure such inadequacies, within sixty (60) days of receipt of such notice.

         SECTION 4.08. INSURANCE: RESTORATION OF DAMAGED MORTGAGED PROPERTY:
The Mortgagor will take out, as the respective risks are incurred, and maintain the classes and amounts of insurance in conformance with generally accepted utility industry standards for such classes and amounts of coverages of utilities of the size and character of the Mortgagor.

         The foregoing insurance coverage shall be obtained by means of bond and policy forms approved by regulatory authorities, and, with respect to insurance upon any part of the Mortgaged Property, shall provide that the insurance shall be payable to the Noteholders as their interest may appear (by means of the standard mortgagee clause without contribution, if obtainable). Each policy or other contract for such insurance shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall continue in force for at least 30 days after written notice to the Mortgagee of cancellation.

         In the event of damage to or the destruction or loss of any portion of the Mortgaged Property which shall be covered by insurance, unless the Mortgagee shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged property shall be in substantially the same condition as it was in prior to such damage, destruction or loss and shall apply the proceeds of the insurance or that purpose. The Mortgagor shall replace the loss or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all mechanics' liens and other claims.

         Sums recovered under any policy or fidelity bond by the Mortgagor for a loss of funds advanced under the Notes or recovered by the Mortgagee for any loss under such policy or bond shall, unless otherwise directed by the Mortgagee, be applied to the prepayment of the Notes PRO RATA according to the unpaid principal amounts thereof (such prepayments to be applied to such notes and installments thereof as may be designated by the noteholder at the time of any such prepayment), or be deposited in the construction fund-trustee account and used to construct or acquire facilities which will become part of the Mortgaged Property. At the request of the Mortgagee, the Mortgagor shall exercise such rights and remedies which it may have under such policy or fidelity bond and which may be designated by the Mortgagee, and the Mortgagor hereby irrevocably appoints the Mortgagee as its agent to exercise such rights and remedies under such policy or bond as the Mortgagee may choose, and the Mortgagor shall pay all costs and expenses incurred by the Mortgagee in connection with such exercise.

         SECTION 4.09. MORTGAGEE RIGHT TO EXPEND MONEY TO PROTECT MORTGAGED
PROPERTY: The Mortgagor agrees that the Mortgagee and any other Noteholder from time to time hereunder may, in its sole discretion, after having given 5 business days prior written notice to Mortgagor, but shall not be obligated to, advance funds on behalf of Mortgagor, in order to insure Mortgagor compliance with any covenant, warranty, representation or agreement of Mortgagor made in or pursuant to this Agreement or any of the Loan Agreements, to preserve or protect any right or interest of the Mortgagee in the Mortgaged Property or under or pursuant to this Agreement or any of the Loan Agreements, including without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Mortgaged Property or other property or assets of Mortgagor; provided, however, that the making of any such advance by the Mortgagee or any Noteholder shall not constitute a waiver by the Mortgagee or any Noteholder of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. The Mortgagor shall pay to the Mortgagee or any such Noteholder upon demand all such advances made by the Mortgagee or any such Noteholder with interest thereon at a rate equal to the Mortgagee's rate at such time for short-term loans but in no event shall such rate be in excess of the maximum rate permitted by applicable law. All such advances shall be included in the obligations and secured by the security interest granted hereunder.

         SECTION 4.10. LIMITATIONS ON: SYSTEM EXTENSIONS AND ADDITIONS:
OPERATIONS AND MAINTENANCE CONTRACTS: POWER PURCHASE CONTRACTS: POWER SALES
CONTRACTS: Unless the Mortgagor shall at the time have an Equity of at least 40% or shall have achieved a TIER of at least 1.5 for each of the last two Calendar Years, the Mortgagor will not, without the approval in writing of the Mortgagee, unless otherwise required by State regulatory authority, (a) construct, make, lease, purchase or otherwise acquire any extensions or additions to its system which provide direct service to an ultimate consumer having an anticipated or contract demand in excess of twenty-five (25) percent of the Mortgagor's maximum system electrical demand recorded during the past twelve months; (b) enter into any contract or contracts for the sale to the ultimate consumer of electric power and energy in excess of twenty-five (25) percent of the Mortgagor's maximum system demand; (c) subject to Section 4.07(a) enter into any contract or contracts for the use by others of all or a substantial part of its property; (d) enter into any contract or contracts for the purchase of electric power or energy which would alter the source of more than 25% of the Mortgagor's source of wholesale power or for any transmission, interconnection or pooling arrangements.

         SECTION 4.11. FINANCIAL BOOKS: FINANCIAL REPORTS: MORTGAGEE RIGHT OF
INSPECTION: The Mortgagor will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be mad& of all of the dealings, business and affairs of the Mortgagor, in accordance with the methods and principles of accounting prescribed in the Uniform System of Accounts adopted or endorsed by the Mortgagee. The Mortgagor will prepare and furnish the Mortgagee and the other Noteholders from time to time hereunder not later than the last day of each month, or at less frequent intervals when specified by the Mortgagee, financial and statistical reports on its condition and operations for the previous month. Such reports shall be in such form and include such information as may be specified by the Mortgagee, including without limitation an analysis of the Mortgagor's revenues, expenses and consumer accounts. The Mortgagor will cause to be prepared and furnished to the Mortgagee and the other Noteholders from time to time hereunder, at least once during each 12-month period during the term hereof, a full and complete report of its financial condition and of its operations as of the end of the Mortgagor's Calendar Year in form and substance satisfactory to the Mortgagee, audited and certified by independent certified public accountants nationally recognized or otherwise satisfactory to the Mortgagee and accompanied by a report of such audit in form and substance satisfactory to the Mortgagee. Such report shall be furnished within 120 days of the end of the Mortgagor's Calendar year. The Mortgagee, through its representatives, shall at all times during reasonable business hours and upon prior notice have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in the possession of the Mortgagor or in anywise pertaining to its property or business.

         SECTION 4.12. FURTHER ASSURANCES TO CONFIRM SECURITY OF MORTGAGE:
Upon request of any Noteholder from time to time hereunder, the Mortgagor shall promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to such Noteholder from time to time such supplements hereto and such financing statements and other instruments and documents as may be requested by such Noteholder to protect and preserve the Mortgaged Property, perfection of such Noteholder's security interest therein and/or such Noteholder's rights and remedies hereunder.

         SECTION 4.13. TIME EXTENSIONS FOR PAYMENT OF NOTES: Any Noteholder may, at any time or times in succession without notice to or the consent of the Mortgagor and upon such terms as such Noteholder may prescribe, grant to any person, firm or corporation who shall have become obligated to pay all or any part of the principal of or interest on any Note held by or indebtedness owed to such Noteholder or who may be affected by the lien hereby created, an extension of the time for the payment of such principal or interest, and after any such extension the Mortgagor will remain liable for the payment of such Note or indebtedness to the same extent as though it had at the time of such extension consented thereto in writing.

         SECTION 4.14. ACHIEVEMENT OF TIMES INTEREST EARNED RATIO AND DEBT SERVICE COVERAGE: DESIGN OF RATES: The Mortgagor, subject to events in the judgment of the Mortgagee to be beyond the control of the Mortgagor, shall so operate and manage its business as to achieve a TIER of not less than 1.5, and a DSC of not less than 1.25, each of said ratios being determined by averaging the two highest annual ratios during the most recent three Calendar Years. The Mortgagor shall design its rates so that such TIER and DSC ratios will be achieved and shall notify any Noteholder in writing of any change in its general rate structure within thirty days after such change takes effect. The Mortgagor shall not decrease its rates if it is failing on an actual historical basis to meet the ratios set forth in this Section.

         SECTION 4.15. LIMITATION ON DIVIDENDS. PATRONAGE REFUNDS AN& OTHER CASH DISTRIBUTIONS: The Mortgagor will not, in any Calendar Year, without the approval in writing of the Mortgagee, declare or pay any dividends or pay or determine to pay any patronage refunds, or retire any patronage capital or make any other cash distributions (such dividends, refunds, retirement and other distributions being hereinafter collectively called "distributions"), to its members, stockholders or consumers if after giving effect to any such distribution the total Equity of the Mortgagor will not equal or exceed 40% of its total assets and other debits; PROVIDED, HOWEVER, that in any event the Mortgagor may make distributions to estates of deceased patrons to the extent required or permitted by its articles of incorporation and bylaws, and, if such distributions to such estates do not exceed 25% of the patronage capital and margins received by the Mortgagor in the next preceding year, make such additional distributions in any year as will not cause the total distributions in such year to exceed 25% of the patronage capital and margins received in such next preceding year, and PROVIDED, FURTHER, HOWEVER, that in no event will the Mortgagor make any distributions if there is unpaid when due any installment of principal of or interest on the Notes, if the Mortgagor is otherwise in default hereunder or if, after giving effect to any such distribution, the Mortgagor's total current and accrued assets would be less than its total current and accrued liabilities. For the purpose of this section a "cash distribution" shall be deemed to include any general cancellation or abatement of charges far electric energy or services furnished by the Mortgagor, but not the repayment of a membership fee upon termination of a membership and not the rebate of an abatement of costs incurred by the Mortgagor, such as a reduction of wholesale power cost previously incurred.

         SECTION 4.16. APPLICATION OF PROCEEDS FROM CONDEMNATION: In the event that the Mortgaged Property or any part thereof, shall be taken under the power of eminent domain, all proceeds and avails therefrom may be deposited in the construction fund contemplated by Account 131.2 of the Uniform System of Accounts and used to finance construction or facilities secured or to be secured by this Mortgage. Any proceeds not so used shall forthwith be applied by the Mortgagor; first, to the ratable payment of any indebtedness secured by this Mortgage other than principal of or interest on the Notes; second, to the ratable payment of interest which shall have accrued on the Notes and be unpaid; third, to the ratable payment of or on account of the unpaid principal of the Notes, to such installments thereof as may be designated by the respective Noteholders at the time of any such payment.

         SECTION 4.17. COMPLIANCE WITH LOAN AGREEMENTS: NOTICE OF AMENDMENTS TO AND DEFAULTS UNDER. LOAN AGREEMENTS AND CERTAIN OTHER AGREEMENTS: TERMS OF MORTGAGE TO GOVERN: The Mortgagor will observe and perform all of the covenants, agreements, terms and conditions contained in any Loan Agreement entered into in connection with the issuance of any of the Notes, as from time to time amended. The Mortgagor will send promptly to any Noteholder notice of any default by the Mortgagor under any Loan Agreement; and a notice of any amendment to any Loan Agreement. For purposes of this Mortgage, in the event of any inconsistency between the terms of this Mortgage and the terms of the Loan Agreement the terms of this Mortgage shall govern.

         SECTION 4.18. NOTICE OF CHANGE IN PLACE OF BUSINESS: The Mortgagor will promptly notify the Mortgagee in writing of any change in location of its chief executive offices or the office where its records concerning accounts and contract rights are kept.

         SECTION 4.19. RIGHTS OF WAY, ETC., NECESSARY IN BUSINESS: The Mortgagor will use its best efforts to obtain all such rights of way, easements from landowners and releases from lienors as shall be necessary or advisable in the conduct of its business, and, if requested by the Mortgagee, deliver to the Mortgagee evidence satisfactory to them of the obtaining of such rights of way, easements or releases.

         SECTION 4.20. LIMITATIONS ON LOANS, INVESTMENTS AND OTHER
OBLIGATIONS: The Mortgagor will not, without the written approval of the Mortgagee, hereafter make any loan or advance to, or make any investment in, or purchase or make any commitment to purchase any stock, bonds, notes or other securities of, or guaranty, assume or otherwise become obligated or liable with respect to the obligations of, any person, firm or corporation, except (i) securities or deposits issued, guaranteed or fully insured as to payment by the United States Government or any agency thereof, (ii) Capital Term Certificates or other securities of the Mortgagee, (iii) capital credits, (iv) loans, deposits, advances, investments, securities and obligations which the Mortgagor has, prior to the date hereof, committed itself to make, purchase or undertake, as the case may be, and as to which the Mortgagor has given the notice in writing prior to the date hereof, and
(v) such other loans, deposits, advances, investments and obligations as may from time to time to be made, purchased or undertaken by the Mortgagor; PROVIDED, HOWEVER, that the aggregate cost of investments, plus the total unpaid principal amount of loans, guarantees, deposits, advances and obligations, permitted under this clause (v) shall not at any time exceed the greater of 10% of the Total Utility Plant of the Mortgagor or 50% of Total Margins and Equity.

                                    ARTICLE V

                    REMEDIES OF THE MORTGAGEE AND NOTEHOLDERS

         SECTION 5.01. EVENTS OF DEFAULT: Each of the following shall be an Event of Default:

                  (a) default shall be made in the payment of any installment of or on account of interest on or principal of any note or notes for more than thirty (30) days after the same shall be required to be made;

                  (b) default shall be made in the due observance or performance of any other of the covenants, conditions or agreements on the part of the

         Mortgagor, in any of the notes loan agreements or in this Mortgage contained, and such default shall continue for a period of sixty (60) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Mortgagor by any noteholder;

                  (c) the Mortgagor shall file a petition in bankruptcy or be adjudicated a bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of itself or of its property, or shall institute proceedings for its reorganization or proceedings instituted by others for its reorganization shall not be dismissed within sixty (60) days after the institution thereof;

                  (d) a receiver or liquidator of the Mortgagor or of any substantial portion of its property shall be appointed and the order appointing such receiver or liquidator shall not be vacated within sixty (60) days after the entry thereof;

                  (e) the Mortgagor shall forfeit or otherwise be deprived of its corporate charter or franchises, permits, easements, or licenses required to carry on any material portion of its business;

                  (f) a final judgment shall be entered against the Mortgagor and shall remain unsatisfied or without a stay in respect thereof for a period of sixty (60) days; or,

                  (g) any representation or warranty made by the Mortgagor herein, in the Loan Agreements or other loan agreement providing for a loan secured hereby or in any certificate or financial statement delivered hereunder or thereunder shall prove to be false in any material respect.

         SECTION 5.02.  ACCELERATION OF MATURITY; RESCISSION AND AMENDMENT:

                  (a) If an Event of Default described in Section 5.01(a) has occurred and is continuing, the Holder of any Note upon which such default has occurred may declare the principal of all its Notes secured hereunder to be due and payable immediately by a notice in writing to the Mortgagor and to all other Holders of Notes secured by this Mortgage, and upon such declaration, all unpaid principal and accrued interest so declared shall become due and payable immediately, anything contained herein or in any Note or Notes to the contrary notwithstanding. Upon receipt of any notice of acceleration by any Noteholder, all other Holders of Notes secured hereunder may declare the principal of all of such Notes to be due and payable immediately by a notice in writing to the Mortgagor and to all other Holders of Notes secured by this Mortgage and upon such declaration, all unpaid principal and accrued interest so declared shall become due and payable immediately, anything contained herein or in any Note or Notes to the contrary notwithstanding.

                  (b) If any other Event of Default shall have occurred and be continuing, CFC may declare the principal and accrued interest on all Notes secured by this Mortgage due and payable and upon such declaration, all unpaid principal and interest so declared shall become due and payable immediately, anything contained herein or in any Note or Notes to the contrary notwithstanding. Should CFC not take action to accelerate the Notes within thirty days after an Event of Default, any Noteholder shall have the right to declare the principal and accrued interest on all Notes secured by this Mortgage due and payable and upon such declaration, all unpaid principal and interest so declared shall become due and payable immediately, anything contained herein or in any Note or Notes to the contrary notwithstanding.

                  (c) If at any time after the unpaid principal of and accrued interest on any of the Notes shall have been so declared to be due and payable, all payments in respect of principal and interest which shall have become due and payable by the terms of such Note or Notes (other than amounts due as a result of the acceleration of the Notes) shall be paid to the respective Noteholders, and all other defaults hereunder and under the Notes shall have been made good and secured to the satisfaction of all of the Noteholders, then and in every such case, the Noteholder or Noteholders who shall have declared the principal of and interest on Notes held by such Noteholder or Noteholders to be due and payable may, by written notice to the Mortgagor and delivery of a copy thereof to the other Noteholders, annul such declaration or declarations and waive such default or defaults and the consequences thereof, but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereon.

         SECTION 5.03. REMEDIES OF MORTGAGEE AND NOTEHOLDERS: If one or more of the Events of Default shall occur and be continuing CFC personally or by attorney, in its or their discretion, may, in so far as not prohibited by law:

                  (a) take immediate possession of the Mortgaged Property, collect and receive all credits, outstanding accounts and bills receivable of the Mortgagor and all rents, income, revenues and profits pertaining to or arising from the Mortgaged Property, or any part thereof, whether then past due or accruing thereafter, and issue binding receipts therefor; and manage, control and operate the Mortgaged Property as fully as the Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

                  (b) proceed to protect and enforce the rights of the Mortgagee and the rights of the Noteholder or Noteholders under this Mortgage by suits or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Mortgaged Property, or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed necessary or advisable to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit the Noteholder or Noteholders instituting such action or suit shall have the right to have appointed a receiver of the Mortgaged Property and of all rents, income, revenues and profits pertaining thereto or arising therefrom, whether then past due or accruing after the appointment of such receiver, derived, received or had from the time of the commencement of such suit or action, and such receiver shall have all the usual powers and duties of receivers in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver the Mortgagor hereby expressly consents that the court to which such application shall be made may make said appointment; and

                  (c) sell or cause to be sold all and singular the Mortgaged Property or any part thereof, and all right, title, interest, claim and demand of the Mortgagor therein or thereto, at public auction at such place in any county in which the property to be sold, or any part thereof, is located, at such time and upon such terms as may be specified in a notice of sale, which shall state the time when and the place where the sale is to be held, shall contain a brief general description of the property to be sold, and shall be given by mailing a copy thereof to the Mortgagor at least fifteen (15) days prior to the date fixed for such sale and by publishing the same once in each week for two successive calendar weeks prior to the date of such sale in a newspaper of general circulation published in said county or, if no such newspaper is published in such county, in a newspaper of general circulation in such county, the first such publication to be not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for such sale. Any sale to be made under this subparagraph (c) of this Section 5.03 may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and without further notice or publication the sale may be had at the time and place to which the same shall be adjourned; PROVIDED, HOWEVER, that in the event another or different notice of sale or another or different manner of conducting the same shall be required by law the notice of sale shall be given or the sale be conducted, as the case may be, in accordance with the applicable provisions of law. The expense incurred by such Noteholder or Noteholders (including, but not limited to, receiver's fees, counsel fees, cost of advertisement and agents' compensation) in the exercise of any of the remedies provided in this Mortgage shall be secured by this Mortgage.

Upon the expiration of 60 days after one or more Events of Default, any right or remedy herein or by law conferred which CFC shall not have proceeded to exercise or enforce may to the extent permitted by applicable law, be exercised or enforced by any Noteholder on behalf of all Noteholders.

         SECTION 5.04. APPLICATION OF PROCEEDS FROM REMEDIAL ACTIONS: Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied first, to the ratable payment of indebtedness hereby secured other than the principal of or interest on the notes; second, to the ratable payment of interest which shall have accrued on the notes and which shall be unpaid; third, to the ratable payment of or on account of the unpaid principal of the notes; and the balance, if any, shall be paid to whosoever shall be entitled thereto.

         SECTION 5.05. REMEDIES CUMULATIVE: NO ELECTION: Every right or remedy herein conferred upon or reserved to the Mortgagee or to the Noteholders shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

         SECTION 5.06. WAIVER OF APPRAISEMENT RIGHTS: The Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden by law.

         SECTION 5.07. NOTICE OF DEFAULT: The Mortgagor covenants that it will give immediate written notice to the Mortgagee and to all Noteholders of the occurrence of an Event of Default or in the event that any right or remedy described in clauses (a) through (c) of Section 5.02 hereof is exercised or enforced or any action is taken to exercise or enforce any such right or remedy.

                                   ARTICLE VI

                   POSSESSION UNTIL DEFAULT-DEFEASANCE CLAUSE

         SECTION 6.01. POSSESSION UNTIL DEFAULT: Until some one or more of the Events of Default shall have happened, the Mortgagor shall be suffered and permitted to retain actual possession of the Mortgaged Property, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, and to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products and profits thereof or therefrom, subject to the provisions of this Mortgage.

         SECTION 6.02. DEFEASANCE: If the Mortgagor shall pay or cause to be paid the whole amount of the principal of and Interest on the Notes at the times and in the manner therein provided, and shall also pay or cause to be paid all other sums payable by the Mortgagor hereunder or under any Loan Agreement and shall keep and perform, all covenants herein required to be kept and performed by it, then and in that case, all property, rights and interest hereby conveyed or assigned or pledged shall revert to the Mortgagor and the estate, right, title and interest of the Mortgagee and the Noteholders shall thereupon cease, determine and become void and the Mortgagee and the Noteholders, in such case, on written demand of the Mortgagor but at the Mortgagor's cost and expense, shall enter satisfaction of the Mortgage upon the record. In any event, each Noteholder, upon payment in full to such Noteholder by the Mortgagor of all principal of and interest on any Note held by such Noteholder and the payment and discharge by the Mortgagor of all charges due to such Noteholder hereunder or under any Loan Agreement, shall execute and deliver to the Mortgagor such instrument of satisfaction, discharge or release as shall be required by law in the circumstances.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. PROPERTY DEEMED REAL PROPERTY: It is hereby declared to be the intention of the Mortgagor that any electric generating plant or plants and facilities and all electric transmission and distribution lines, or other electric or non-electric systems and facilities, embraced in the Mortgaged Property, including, without limitation, all rights of way and easements granted or given to the Mortgagor or obtained by it to use real property in connection with the construction, operation or maintenance of such plant, lines, facilities or systems, and all other property physically attached to any of the foregoing, shall be deemed to be real property.

         SECTION 7.02. MORTGAGE TO BIND AND BENEFIT SUCCESSORS AND ASSIGNS:
All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagee shall pass to and inure to the benefit of the successors and assigns of the Mortgagee and shall be deemed to be granted or conferred for the ratable benefit and security of all who shall from time to time be the Holders of Notes executed and delivered as herein provided. The Mortgagor hereby agrees to execute such consents, acknowledgements and other instruments as may be reasonably requested by the Mortgagee or any Noteholder in connection with the assignment, transfer, mortgage, hypothecation or pledge of the rights or interests of the Mortgagee or any Noteholder hereunder or under the notes or in and to any of the Mortgaged Property.

         SECTION 7.03. HEADINGS: The descriptive headings of the various articles of this Mortgage were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 7.04. NOTICES: All demands, notices, reports, approvals, designations, or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given if sent by registered or certified mall, postage prepaid, or delivered by hand, addressed to the proper party or parties at the following address:

As to the Mortgagor:         CAP ROCK ELECTRIC COOPERATIVE, INC.
                             West Highway 80
                             P.O. Box 700
                             Stanton, TX 79782-0700

As to the Mortgagee:         NATIONAL RURAL UTILITIES
                                COOPERATIVE FINANCE CORPORATION
                             Woodland Park
                             2201 Cooperative Way
                             Herndon, Virginia 22071
                             Attention: Loan Officer

and as to any other person, firm, corporation or governmental body or agency having an interest herein by reason of being the Holder of any Note or otherwise, at the last address designated by such person, firm, corporation, governmental body or agency to the Mortgagor and the Mortgagee. Any such party may from time to time designate to each other a new address to which demands, notices, reports, approvals, designations or directions may be addressed, and from and after any such designation the address designated shall be deemed to be the address of such party in lieu of the address given above.

         SECTION 7.05. SEVERABILITY: The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions of this Mortgage shall not affect the remaining portions hereof, nor shall any invalidity as to any Noteholders hereunder affect the rights hereunder of any other Noteholders.

         SECTION 7.06. MORTGAGE DEEMED SECURITY AGREEMENT: To the extent that any of the property described or referred to in this Mortgage is governed by the provisions of the Uniform Commercial Code this Mortgage is hereby deemed a "security agreement" under the Uniform Commercial Code, and a "financing statement" under the Uniform Commercial Code for said security agreement. The mailing addresses of the Mortgagor as debtor, and any Noteholder as secured party are as set forth in Section 7.04 hereof.

         SECTION 7.07. INDEMNIFICATION BY MORTGAGOR OF MORTGAGEE: The Mortgagor agrees to indemnify and save harmless the Mortgagee and any other Noteholder against any liability or damages which any of them may incur or sustain in the exercise and performance of their rightful powers and duties hereunder. For such reimbursement and indemnity, the Mortgagee no any other Noteholder shall be secured under this Mortgage in the same manner as the Notes and all such reimbursements for expense or damage shall be paid to the Mortgagee or any other Noteholder incurring or suffering the same with interest at the rate specified in Section 4.10 hereof.

         IN WITNESS WHEREOF, CAP ROCK ELECTRIC COOPERATIVE, INC. as Mortgagor, has caused this Restated Mortgage and Security Agreement to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, as Mortgagee,. has caused this Restated Mortgage and Security Agreement to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                             CAP ROCK ELECTRIC COOPERATIVE, INC.


(SEAL)
                                             By: /s/ Russell E. Jones
                                                --------------------------------
                                                            President

Attest: /s/ Alfred J. Schwartz
       -------------------------------
                 Secretary


Executed by the (Mortgagor
in the presence of:

/s/ Ulen North, Jr.
--------------------------------------

/s/ ILLEGIBLE
--------------------------------------
          Witnesses


                                             NATIONAL RURAL UTILITIES
                                             COOPERATIVE FINANCE CORPORATION
(SEAL)

                                             By: /s/ Lawrence Zaualick
                                                --------------------------------
                                                            Governor

Attest: /s/ ILLEGIBLE
       -------------------------------
             Assistant Secretary

Executed by the Mortgagee
in the presence of:

/s/ Judith A. ??
--------------------------------------

/s/ Kitty S. Mitchell
--------------------------------------
              Witnesses

STATE OF TEXAS                  )
                                ) SS
COUNTY OF MARTIN                )

         On this 10th day of March, 1992, before me appeared Russell E. Jones and Alfred J. Schwartz personally known, who, being by me sworn did say that they are the President and Secretary, respectively, of Cap Rock Electric Cooperative, Inc., a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Russell E. Jones and Alfred J. Schwartz acknowledged said instrument to be the free act and deed said corporation.

         IN WITNESS whereof, I have hereunto set my hand and official seal the day and year last above written.


                                           /s/ Sharon A. Hoelscher
                                       ---------------------------------
(Notarial Seal)                                 Notary Public

My commission expires: 7-11-95


COMMONWEALTH OF VIRGINIA   ) SS

         BEFORE ME, a Notary Public, in and for the Commonwealth of Virginia, appeared in person the within named Lawrence Zaualick. Signing for the Governor of the National Rural Utilities Cooperative Finance Corporation, to me personally known, and known to be the identical person who subscribed the name of said corporation to the foregoing instrument, being by me duly sworn, and who stated that he is duly authorized by the Board of Directors to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that he has executed the foregoing instrument as the free and voluntary act and deed of said corporation for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 5th day of December, 1991.



                                              /s/ Melissa A. Knapp
                                       ---------------------------------
(Notarial Seal)                                   Notary Public

My commission expires:

                                       Melissa A. Knapp
                                       Notary Public
                                         Commonwealth of Virginia
                                       My Commission Expires
                                         ILLEGIBLE 31, 1994

                                   APPENDIX A
INSTRUMENTS RECITAL

"Prior CFC Loan Agreements" dated as of 5/15/73, 7/8/74, 11/13/86, 4/24/78,
11/13/86, 8/23/85, 9/25/87, 4/19/89, 4/19/89, 4/19/89, 4/19/89, 3/22/90,
3/22/90, 3/22/90, 3/22/90, 3/22/90, 5/17/90

"Current CFC Amending Loan Agreement" dated as of even date herewith.

"Outstanding CFC Notes"

Loan
DESIGNATION                NOTE DATE                          NOTE AMOUNT               MATURITY DATE
-----------                ---------                          -----------               -------------
9001                       May 15, 1973                       $109,000                  May 15, 2008
9002                       October 21, 1974                   $158,000                  October 21,2009
9004                       August 20, 1987                    $565,000                  August 14, 2010
9008                       July 27, 1978                      $2,330,000                July 27, 2013
9012                       August 20, 1987                    $3,692,000                March 18, 2017
9013                       September 24, 1985                 $4,186,316                September 24, 2020
9014                       April 19, 1989                     $5,161,290                September 25, 2022
9015                       April 19, 1989                     $4,000,000                September 25, 2022
9016                       April 19, 1989                     $4,000,000                September 25, 2022
9017                       April 19, 1989                     $4,000,000                September 25, 2022
9018                       March 22, 1990                     $4,301,075                March 22, 2025
9019                       March 22, 1990                     $2,365,591                March 22, 2025
9020                       March 22, 1990                     $4,301,075                March 22, 2025
9021                       March 22, 1990                     $3,763,441                March 22, 2025
9022                       March 22, 1990                     $3,225,806                March 22, 2025
9023                       May 17, 1990                       $1,612,903                March 22, 2025

INSTRUMENT                                                    DATE
----------                                                    ----
Supplemental Mortgage and Security Agreement                  May 15, 1973

Supplement to the Supplemental Mortgage
and Security Agreement                                        March 18, 1982

"Maximum Debt Limit" shall be Fifty Million Dollars ($50,000,000).

                                   APPENDIX B

                                PROPERTY SCHEDULE

(a)      the Existing Electric Facilities are located in the following counties:
         Andrews, Dawson, Borden, Ector, Midland, Martin, Howard, Upton, Glasscock, Reagan, Sterling, Tom Green and Irion, all in Texas.

(b)      The property referred to in the Granting Clause includes the following:

         1. Two tracts of land described in a deed, dated April 12, 1972, by Cap Rock Refrigeration Cooperative, Inc., as grantor, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas, in Volume 143 on page 446.

         2. One tract of land described in a deed, dated April 22, 1960, by Cap Rock Refrigeration Cooperative, Inc., as grantor, to Cap Rock Electric Cooperative, no., as grantee, and recorded in the office of the County Clerk or Martin County, Texas, in Volume 82 on page 73.

         3. One tract of land described in a deed, dated June 5, 1956 City of Stanton, Texas, as grantor, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office the County Clerk of Martin County, Texas in Volume 74 on page 169.

         4. Two tracts of land described in a deed dated January 27, 1944, by W.A. Raderli, as grantor, to Cap Rock Electric Cooperative, Inc., as grantee and recorded in the office of the County Clerk of Martin County, Texas in Volume 50 on pages 94 and 95.

         5. One tract of land described in a deed dated October 3, 1953, by Inez W. Luce and Ova B. Webb, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas, in Volume 75 on page 399.

         6. One tract off land described in a deed dated August 1, 1974, by City of Stanton, Texas, as grantor, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas in Volume 156 on page 453.

         7. One tract off land described in a deed dated January 13, 1975, by R.C. Stewart, and wife, Hazel Stewart, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas, in Volume 159 on page 494.

         8. One tract of land described in a deed dated March 24, 1975, by Ervin A. Baumann, and wife, Norma L. Baumann, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Midland County, Texas, in Volume 591 on page 689.

         9. One tract of land described in a deed dated May 7, 1975, by Lawrence E. Schwertner, and wife, Arla Mae Schwertner, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Reagan County, Texas, in Volume 59 on page 143.

         10. One tract of land described in a deed dated April 17, 1978, by Fred J. Hoelscher and wife, Ella Joy Hoelscher, as grantors to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Glasscock County, Texas, in Volume 166, page 582.

         11. One tract of land described in a deed dated May 8, 1978, by Cecil Wilkerson, et. al., as grantors to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Glasscock County, Texas in Volume 167, page 628.

         12. One tract of land described in a deed dated May 9, 1978, by Ray E. Barrett, Jr. and wife, Patricia T. Barrett, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Upton County, Texas n Volume 452, page 30.

         13. One tract of land described in a deed dated June 20, 1978, by E.E. Crittenden and wife, Lottie L. Crittenden, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office the County Clerk of Borden County, Texas,

         14. One tract of land described in a deed dated December 19, 1980, by James D. Jones and wife, Sharon Jones, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas, Volume 202, page 694.

         15. One tract of land described in a deed dated February 15, 1980, by Ruth Edward Riser, as grantor, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of County Clerk of Martin County, Texas, in Volume 192, page 764.

         16. One tract of land described in a deed dated June 4, 1981, by R.C. Stewart, as grantor, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas in Volume 208, page 727.

         17. One tract of land described in a deed dated January 8, 1982, by W.D. Stroud and wife, Geraldine Stroud, as grantors, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas, in Volume 215, page 659.

         18. One tract of land described in a deed dated March 7, 1984, by Tri-City Beverages, as grantor, to Cap Rock Electric Cooperative, Inc., as grantee, and recorded in the office of the County Clerk of Martin County, Texas in Volume 238, Page 396.

         Together with all plants, works, structures, erections, reservoirs, dams, buildings, fixtures and improvements now or hereafter located on any of the properties conveyed by any and all aforesaid deeds mentioned above and all tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in anywise appertaining.

The description of each of the properties conveyed by and through the provisions of the aforesaid deeds is by reference made a part hereof as though fully set forth at length therein.

         All properties formerly owned by Lone Wolf Electric Cooperative, Inc. and transferred and assigned to Cap Rock Electric Cooperative, Inc., pursuant to the terms of the merge completed January 10, 1991, located in the following counties of Texas:

         Howard, Borden, Scurry, Fisher, Nolan, and Mitchell;

and all properties owned by Cap Rock Electric Cooperative, Inc located in the following counties of Texas:

         Martin, Midland, Glasscock, Reagan, Upton, Sterling, Tom Green, Irion, Ector, Dawson, Andrews, Scurry, Fisher, Nolan and Ardrews.

         TRACT I: Being the West one hundred seventy-three feet (W 173') of Lots Seven (7), Eight (8), Nine (9), Ten (10. eleven (11), and Twelve (12), in Block Thirty-four (34), of the Dunn, Snyder and Mooar Addition of the town of Colorado City, Mitchell County, Texas, SAVE AND EXCEPT that part of Lots 11 and 12 deeded to the State of Texas for highway purposes and recorded in Volume 2, Page 231, Deed Records of Mitchell County, Texas, said Lots 7, 8, 9, 10 and the remainder of Lots 11 and 12, containing 2.096 acres of land and being more particularly described as follows:

         BEGINNING at an iron pin set for the Southwest corner of Lot 7 at the intersection of Terrell Street and College Avenue;

         THENCE along the East boundary line of said Terrell Street and the West boundary line of Lots 7 through 12, N. 12 deg. 11' W. 558.65 feet to a point from whence an iron pin bears N. 12 deg. 11' E. 1.25 feet;

         THENCE along the South ROW of State Highway 208 with a curve to the right with a radius of 587.28 feet a chord of S. 79 deg. 30' E. 187.5 feet to a point from whence an iron pin bears S. 12 deg. 11' E. 1.25 feet;

         THENCE S. 12 deg 11' E. 486.34 feet to an iron pin set on the North boundary line of College Avenue;

         THENCE S. 77 deg. 49' along the North line of said College Avenue 173.0 feet to the PLACE OF BEGINNING and containing 2.096 acres of land, more or less.

         TRACT II: That certain 5.7 acres of land, more or less, out of Section No. 46, in Block No. 26, T. & P. Ry. Co. Survey, Cert. 2/1375, in Mitchell County, Texas, conveyed by that certain Deed dated July 14, 1947, from E. H. Smith, et ux, to Western Cottonoil Co., recorded in Vol. 123, Page 353 Deed Records, Mitchell County, Texas, to which Deed, and it record, reference is hereby made for all purposes, and said 5.7 acres of land is more fully described as follows:

         BEGINNING at the Northwest corner of said Section No. 46;

         THENCE South 13 deg. East along the Southwesterly line of said Section No. 46 and along the Northeasterly right-of-way line of the Colorado City Robert Lee Highway 208, a distance of 812 feet, to the PLACE OF BEGINNING of the tract conveyed hereby:

         THENCE North 77 deg. East a distance of 520 feet to a stake for corner;

         THENCE South 13 deg. East a distance of 486 feet to a stake for corner;

         THENCE South 77 deg. West a distance of 500 feet to the Northeasterly line of the right-of-way of said Colorado City Robert Lee Highway No. 208, for corner;

         THENCE in a Northwesterly direction along the Northeasterly line of the right-of-way of said Colorado City Robert Lee Highway No. 208, a distance of 487 feet to the PLACE OF BEGINNING.

         TRACT III: being that part of Block No. Thirty-four (34), of the Dunn, Snyder and Mooar Addition to the Town of Colorado City, Mitchell County, Texas, described as follows:

         BEGINNING at the intersection of the West line of State Highway No. 208, being the Colorado City-Robert Lee Highway, and the South line of said Block No. 34, being also the North line of College Avenue, for the Southeast corner of the tract hereby conveyed;

         THENCE West along the South line of said Block No. 34 and the North line of College Avenue, a distance of 270 feet to a point in said South line of Block No. 34, for the Southwest corner of this tract;

         THENCE North on a line parallel with the West boundary line of said Block No. 34, to a point in the South line of said Highway No. 208 , for the Northwest corner of this tract;

         THENCE following the said line of said Highway No 208 in a curved southerly direction to the PLACE OF BEGINNING, the tract hereby conveyed being all of that part of said Block No. 34, lying South and West of said Highway No. 208 and lying East of the tract of land heretofore conveyed to R. H. Houghston by Deed recorded in Vol 115, Page 54, of the Deed Records of Mitchell County, Texas being the same property convey&d by Warranty Deed dated January 10, 1991, executed by Lone Wolf Electric Cooperative, Inc. Grantor to Cap Rock Electric Cooperative, Inc. as Grantee, said deed being recorded in Vol. 494 at page 41 of the Official Public Records of Mitchell County, Texas; and specifically including a easements, rights of way, and other real property interest whether of record or not, located in the counties of Howar Borden, Scurry, Fisher, Nolan, and Mitchell, State of Texas;

                  Together with all plants, works, structures, erections, reservoirs, dams, buildings, fixtures and improvements now or hereafter located on any of the properties conveyed by any and all aforesaid deeds mentioned above or properties described above and all tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in anywise appertaining.